RID-GRO(1/08)                                        1

                                            [AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                  (A Prudential Financial Company)
                                                 ONE CORPORATE DRIVE, P.O. BOX 883
                                                    SHELTON, CONNECTICUT 06484]

                                           [GUARANTEED RETURN OPTION PLUS] BENEFIT RIDER

This Rider is made part of your Annuity.  If the terms of the Annuity and those of this Rider conflict, the provisions of this
Rider shall control.

General:  This Rider is designed to guarantee that your Account Value will not be less at the end of the Base Guarantee Period, the duration of which is shown in the Schedule Supplement, and every anniversary of that date, than it was on the Effective Date of this Rider.  We refer to this as the "Base Guarantee."  This Rider also provides you the option to step-up the guarantee amount under this Rider (the "Step-Up Guarantee").  The Step-Up Guarantee provides that your Account Value will not be less at the end of the Step-Up Guarantee Period, measured from the date of the most recent step-up of the Guarantee Amount (the "Step-Up Date"), and every anniversary of that date, than it was on the Step-Up Date.

Definitions:  For purposes of this Rider, the following definitions apply:

       Account Value:  The definition of "Account Value" in your Annuity also includes the value of the Transfer Account.

       Base Guarantee Amount:  This amount is established initially on the Effective Date, and is equal to your Account Value on that date.  The Base Guarantee Amount is increased by any additional Net Purchase Payments, and reduced by any withdrawals from the Annuity.  The manner in which Net Purchase Payments and withdrawals affect the Base Guarantee Amount is described below.

       Base Guarantee Period:  The period of time extending from the Effective Date, the duration of which is shown in the Schedule
       Supplement.

       Benefit Year:  A year beginning on the Effective Date and on each anniversary of the Effective Date.

       Effective Date:  The Effective Date of this Rider is shown in the Schedule Supplement.

       Guarantee Amount:  An amount to which we compare your Account Value on each anniversary of the Effective Date following the end of the Base Guarantee Period.  The Guarantee Amount is the greater of: (a) the Base Guarantee Amount, and (b) the current Step-Up Guarantee Amount, if any, provided it has been in effect for a period at least as long as the Step-up
       Guarantee Period.

       Net Purchase Payment:  A Purchase Payment less any applicable charge for taxes.  For purposes of this Rider, a Net Purchase
       Payment includes any Credit allocated to your Account Value in relation to such Net Purchase Payment.

       Owner/Participant:  The term "Owner" may be referred to as "Participant" in your Annuity.  In this Rider, for simplicity, the Participant is referred to as Owner.

       Step-Up Date:  A date on which the Step-Up Guarantee Amount is initially set or subsequently stepped up.

       Step-Up Guarantee Amount:  The Step-up Guarantee Amount is your Account Value as of the most recent Step-Up Date, plus an amount equal to any Net Purchase Payments received after that Step-Up Date, and less any withdrawals from the Annuity made after that Step-Up Date.  The manner in which Net Purchase Payments and withdrawals affect the Step-Up Guarantee Amount is described below.

       Step-Up Guarantee Period:  The period of time extending from the most recent Step-Up Date, the duration of which is shown in the Schedule Supplement.

       Transfer Account:  Collectively, one or more Sub-accounts, each of which invests in a different bond fund.  There is a separate bond fund with a target year corresponding to the year in which the Base Guarantee and each Step-Up Guarantee, if any, matures ("Maturity of a Guarantee").  Account Value is transferred to and from the Transfer Account as determined by the Transfer Calculation Formula.

       Transfer Calculation Formula:  A formula which we use to determine whether assets should be transferred to and from the
       Transfer Account.  The Transfer Calculation Formula is set forth in the Schedule Supplement.

Other capitalized terms in this Rider are either defined in the Rider or in your Annuity.

How the Benefit Works:  At the end of the Base Guarantee Period, we compare your Account Value to the Base Guarantee Amount.  If your Account Value is then less than the Base Guarantee Amount, we increase your Account Value to equal the Base Guarantee Amount.

At the end of a Step-Up Guarantee Period, we compare your Account Value to the Step-Up Guarantee Amount then in effect.  If your
Account Value is then less than the Step-Up Guarantee Amount, we increase your Account Value to equal the Step-Up Guarantee Amount.

On each anniversary of the Effective Date following the end of the Base Guarantee Period we compare your Account Value to the
Guarantee Amount.  If your Account Value is then less than the Guarantee Amount, we increase your Account Value to equal the
Guarantee Amount.

If we add an amount to your Account Value as a result of comparing your Account Value to the Base Guarantee Amount, Step-Up
Guarantee Amount, or Guarantee Amount, as described in the preceding three paragraphs, we will allocate that amount, together with any assets allocated to the bond fund Sub-account associated with the Guarantee that is maturing, to the elected Sub-accounts.
Allocation to the elected Sub-accounts will be in accordance with your most recent allocation instructions.  The Transfer
Calculation Formula will then determine whether any portion of the Account Value should be transferred to the Transfer Account.

Upon Maturity of a Guarantee if no increases to your Account Value are required pursuant to the terms of this Rider, any assets in the bond fund Sub-account associated with the Guarantee that is maturing will be transferred to the elected Sub-accounts on a pro-rata basis.  However, if you are then participating in an asset allocation program, we will allocate the transferred amount in accordance with the then-current percentages for that asset allocation program.  In the event your entire Account Value is allocated to the Transfer Account, this transfer to the elected Sub-accounts will be made according to your most recent allocation instructions.  Subsequent to this transfer, the Transfer Calculation Formula will determine whether any portion of the Account
Value should be transferred to the Transfer Account.

Step-Ups:  You may elect to step-up the Step-up Guarantee Amount once each Benefit Year if your Account Value on that date is higher than each of the Base Guarantee Amount and the Step-Up Guarantee Amount, if any, then in effect.  The Step-Up Guarantee
Amount is "stepped up" to equal your Account Value on the Step-Up Date.  Each step-up replaces the previous Step-Up Guarantee
Amount.  If you elect to step-up the Step-Up Guarantee Amount on an anniversary of the Effective Date, that step-up will not count toward the one elective step-up you may make each Benefit Year.

You may also elect to have us automatically "step-up" the Step-Up Guarantee Amount.  An automatic step-up will occur on each anniversary of the Effective Date, provided your Account Value on that anniversary exceeds each of the Base Guarantee Amount and the current Step-up Guarantee Amount, if any, by an amount at least equal to the amount obtained by applying the Automatic Step-Up
Percentage (shown in the Schedule Supplement) to the Base Guarantee Amount and the current Step-Up Guarantee Amount, respectively.  Assuming that your Account Value on that anniversary exceeds each of those Amounts, then, the Step-Up Guarantee
Amount is increased to equal your Account Value on the date of the automatic step-up.  Any automatic step-up does not count toward the one elective step-up that you are allowed in accordance with the preceding paragraph.

The Step-Up Guarantee Amount is increased by any Net Purchase Payments, and reduced by any withdrawals, made since the most recent
Step-up Date, as described below.  The Step-Up Guarantee Amount will not be stepped up if the Step-Up Guarantee Period applicable to the new Step-Up Guarantee Amount would extend beyond the latest Annuity Date applicable to the Annuity.

Stepping up the Step-Up Guarantee Amount has no impact on the Base Guarantee Amount.  Election of a Step-up Guarantee, or
replacing a previous Step-up Guarantee Amount, increases the likelihood that we will need to allocate more Account Value to the
Transfer Account.  Electing a Step-up Guarantee or canceling a Step-up Guarantee may result in an immediate transfer of any
Account Value to or from the Transfer Account in accordance with the conditions set out below in the section titled "Transfers to and from the Transfer Account".  Electing a Step-up Guarantee or canceling a Step-up Guarantee has no impact on the
Dollar-for-Dollar Limit described below.  You may cancel a Step-up Guarantee at any time.

We reserve the right at the time of, and as a result of, any step up to increase the charge for this Rider to the then-current charge we apply for new elections of this Rider.  We will notify you of the increase in charge prior to our implementing any such increase.  If the increase in charge is the result of an automatic step-up, you must notify us if you wish to opt out of the automatic step-up feature, based on our procedures at the time of notification.  Once you opt out of the automatic step-up feature, you will not participate in any future automatic step-up opportunities unless you re-elect the automatic step-up feature.  Upon re-election of this feature, you will be subject to the then-current charge we apply to new elections of this Rider upon any step-up.

Additional Purchase Payments:  If your Annuity permits additional Purchase Payments, the Base Guarantee Amount is increased by the amount of additional Net Purchase Payments made since the most recent anniversary of the Effective Date.  The current Step-Up
Guarantee Amount, if any, is increased by Net Purchase Payments made since the most recent Step-Up Date.  Increases in the Base
Guarantee Amount and Step-Up Guarantee Amount will occur on the date on which the Net Purchase Payment is made.

Reductions in Base Guarantee Amount and Step-Up Guarantee Amount Due to Withdrawals:  We reduce the Base Guarantee Amount and the current Step-Up Guarantee Amount, if any, by the exact amount of any withdrawals of Account Value, including any applicable
Contingent Deferred Sales Charges, that do not exceed the "Dollar-for-Dollar Limit".

Initially the Dollar-for-Dollar Limit is determined by applying the Dollar-for-Dollar Percentage to the initial Base Guarantee
Amount.  The Dollar-for-Dollar Percentage is shown in the Schedule Supplement.  The Dollar-for-Dollar Limit is impacted by withdrawals and subsequent Net Purchase Payments as described below.

We also reduce each Amount (the Base Guarantee Amount and the current Step-Up Guarantee Amount, if any) in relation to any withdrawals of Account Value that exceed the Dollar-for-Dollar Limit.  We calculate the amount of each such reduction in relation to the entire amount of each withdrawal at the time it occurs, as follows:

The Amount after a withdrawal equals the Amount immediately before the withdrawal less the sum of (a) and (b), where:

         (a)      is the Remaining Dollar-for-Dollar Amount before withdrawals, which is defined below; and

         (b)      is the result of multiplying (i) times (ii), where:

                  (i)      is the Amount immediately before the withdrawal less the Remaining Dollar-for-Dollar Amount before the withdrawal; and

                  (ii)     is an adjustment factor of (A) divided by (B), where:

                           (A)      is the current withdrawal amount less the Remaining Dollar-for-Dollar Amount immediately before the withdrawal; and

                           (B)      is your Account Value immediately before the withdrawal less the Remaining Dollar-for-Dollar
                                    Amount immediately before the withdrawal.

The Remaining Dollar-for-Dollar Amount is the then-current Dollar-for-Dollar Limit before the withdrawal less cumulative withdrawals during that Benefit Year prior to the current withdrawal, but not less than zero.

Reductions to the Base Guarantee Amount and the Step-Up Guarantee Amount, if any, occur as of the date each withdrawal is made.

Effect of Withdrawals and Net Purchase Payments on Dollar-for-Dollar Limit:  The Dollar-for-Dollar Limit is reduced by withdrawals in excess of the Dollar-for-Dollar Limit during that Benefit Year in the same proportion that the Base Guarantee Amount and the current Step-Up Guarantee Amount, if any, are reduced by that excess withdrawal.  Reductions to the Dollar-for-Dollar Limit will occur on the date on which the excess withdrawal is made.

Additional Purchase Payments increase the Dollar-for-Dollar Limit.  The Dollar-for-Dollar Limit is increased by the amount resulting from applying the Dollar-for-Dollar Percentage to each additional Net Purchase Payment made since the most recent anniversary of the Effective Date.  Increases in the Dollar-for-Dollar Limit will occur on the date on which the Net Purchase
Payment is made.

Investment Limitations:  While this Rider is in effect, your entire Account Value must be allocated to only those investment options we permit, except as required under the conditions set out in the "Transfers to and from the Transfer Account" section below.  In addition, you may be required to maintain all or a portion of your Account Value invested in accordance with an asset allocation model.

At any time until this Rider is terminated, these investment limitations may be implemented, suspended or changed.  This includes changing prohibited investment options, changing the extent to which Account Value may be allocated to an investment option, and changing required investment options.  Any transfers resulting from our implementing or changing any investment limitation will not be counted in determining the number of free transfers allowed during an Annuity Year.  If, subsequent to your election of this benefit, we change our
requirements as to how Account Value must be allocated under the benefit, that new requirement will apply only to new elections of the benefit, and will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements.  All transfers and Purchase Payments made after such a change in requirements may be subject to the new investment limitations.

Transfer Account:  We monitor the investment performance of your Account Value each Valuation Day to determine if we need to transfer any portion of your Account Value to or from the Transfer Account to maintain the Base Guarantee Amount or Step-Up
Guarantee Amount.  We only transfer Account Value to the Transfer Account, and we only maintain Account Value in the Transfer
Account to the extent dictated by the Transfer Calculation Formula.  You are not permitted to allocate amounts to the Transfer
Account.

To the extent permitted by law, we reserve the right at any time to use a Transfer Account that differs from the one that was available when your Rider became effective.  We may establish different Transfer Accounts for different classes of annuity purchasers and for different annuities.

Transfers to and from the Transfer Account:  On each Valuation Day, including the Effective Date, a Transfer Calculation Formula is used to compare your Account Value to an amount based on the Guarantees provided by this benefit.  Based on the formula, a determination is made as to whether any portion of your Account Value is to be transferred to or from the Transfer Account.  You are not permitted to transfer amounts to or from the Transfer Account.  Unless you are participating in any asset allocation program for which we are providing administrative support, the formula allocates any amount transferred from the Transfer Account to the elected Sub-accounts pro-rata based on the Account Values in such Sub-accounts at that time.  If you are then participating in any such asset allocation program, we allocate the transferred amount in accordance with the then-current percentages for that asset allocation program.  Transfers to the Transfer Account will be taken pro-rata from the elected Sub-accounts.  In the event your entire Account Value is allocated to the Transfer Account, any transfers to the elected Sub-accounts will be made in accordance with your most recent allocation instructions.

Withdrawals:  Any withdrawals from your Annuity while this Rider is in effect will be taken pro-rata from the elected Sub-accounts and the Transfer Account.

Charge for the Rider:  The charge is applied against the daily total value of each elected Sub-account and the Transfer Account to the extent to which the Account Value in your Annuity is allocated to either.  The charge is assessed each day at the daily equivalent of the applicable rate until this Rider terminates.  On the Effective Date, the charge is as shown in the Schedule
Supplement.  Upon any step-up we may increase the charge if the charge for the Rider at the time of the step-up has increased. Any new charge resulting from the step-up is based on charges applicable to annuity purchasers of the same class of Annuity.  See the
"Step-Ups" provision for more details.  We cease to make a charge for the Rider once it terminates in accordance with the
"Termination of Benefits" provision below.

Termination of Benefits:  You may terminate this Rider at any time upon notification to us In Writing.  Benefits pursuant to this
Rider terminate upon the first to occur of the following events:

       A.     Elective Termination:  You may terminate this Rider at any time.  Upon elective termination, we transfer any remaining Account Value from the Transfer Account.  Unless you are participating in any asset allocation program for which we are providing administrative support, we allocate the transferred amount to the elected Sub-accounts pro-rata based on the Account Values in such Sub-accounts at that time.  If you are then participating in any such asset allocation program, we allocate the transferred amount in accordance with the then-current percentages for that asset allocation program.  In the event your entire Account Value is allocated to the Transfer Account, the transfer to the elected Sub-accounts will be made in accordance with your most recent allocation instructions.

       B.     Termination due to Death:  This Rider terminates automatically as of the date the Annuity's death benefit becomes payable unless the Annuity is continued in accordance with the Annuity's spousal continuation provisions.

       C.     Termination resulting from the start of Annuity Payments:  This Rider terminates automatically as of the date we transfer all Account Value in order to begin annuity payments, if annuity payments are to begin prior to the latest
              Annuity Date applicable to the Annuity.  However, if annuity payments are scheduled to begin on the latest Annuity
              Date, this Rider will terminate on the anniversary of the Effective Date immediately prior to the latest Annuity
              Date.  We may permit transfer of a portion of Account Value to start annuity payments if doing so does not result in adverse consequences to you under the Internal Revenue Code.  In such a situation, this Rider does not terminate and the transfer of Account Value to fund the annuity payments has the same impact as a partial withdrawal.

SCH-GRO(1/08)                                        7
       D.     Termination upon Surrender:  This Rider terminates if you surrender your Annuity before the Annuity Date.

                                           [AMERICAN SKANDIA LIFE ASSURANCE CORPORATION]

                                                 [OBJECT OMITTED]][GRAPHIC OMITTED]
                                                  [_____________________________]
                                                             Secretary

                                            [AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                  (A Prudential Financial Company)
                                                 ONE CORPORATE DRIVE, P.O. BOX 883
                                                    SHELTON, CONNECTICUT 06484]

                                              [GUARANTEED RETURN OPTION PLUS] BENEFIT
                                                        SCHEDULE SUPPLEMENT

ANNUITY NUMBER:  [001-00001]

EFFECTIVE DATE:  [Issue Date of the Annuity]

DURATION OF A BASE GUARANTEE PERIOD: [7 years]

DURATION OF A STEP-UP GUARANTEE PERIOD:  [7 years]

AUTOMATIC STEP-UP PERCENTAGE:  [7.0%]

DOLLAR-FOR-DOLLAR PERCENTAGE:  [5.0%]

CHARGE FOR THE RIDER:  [The daily equivalent of an annual rate of [0.25%] applied to the elected Sub-accounts and the Transfer
Account]

TRANSFER ACCOUNT:  [AST Investment Grade Bond Portfolio, which consists of one or more Sub-accounts, each investing in a different bond fund.]  If this portfolio is discontinued, we will substitute a successor portfolio, if there is one.  Otherwise, we will substitute a comparable portfolio.  We will obtain any required regulatory approvals prior to substitution of the portfolio.

BENCHMARK INDEX:  [Lehman Brothers Fixed Term Zero Coupon Swap Index].  If this Benchmark Index is discontinued, we will substitute a successor benchmark index, if there is one.  Otherwise, we will substitute a comparable benchmark index.  We will obtain any required regulatory approvals prior to substitution of the benchmark index.

BENCHMARK INDEX INTEREST RATE:  [The interest rate that is set with reference to the Benchmark Index]

DISCOUNT RATE ADJUSTMENT:  [2.5%]

DISCOUNT RATE MINIMUM:[

-------------------------------------------------------------------------------------------------
   Month        Minimum              Month       Minimum              Month          Minimum
     1           3.00%                 9          2.33%                 17            1.67%
     2           2.92%                10          2.25%                 18            1.58%
     3           2.83%                11          2.17%                 19            1.50%
     4           2.75%                12          2.08%                 20            1.42%
     5           2.67%                13          2.00%                 21            1.33%
     6           2.58%                14          1.92%                 22            1.25%
     7           2.50%                15          1.83%                 23            1.17%
     8           2.42%                16          1.75%                 24            1.08%
                                                                       25+            1.00%
-------------------------------------------------------------------------------------------------
]

SCH-GRO(1/08)                                        8
                                              [GUARANTEED RETURN OPTION PLUS] BENEFIT
                                                  SCHEDULE SUPPLEMENT (CONTINUED)

                                                    TRANSFER CALCULATION FORMULA

[The following are the Terms and Definitions referenced in the Transfer Calculation Formula:
o        AV is the current Account Value of the Annuity
o        V is the current Account Value of the elected Sub-accounts of the Annuity
o        B is the total current value of the Transfer Account
o        Cl is the lower target value; it is established on the Effective Date and is not changed for the life of the guarantee
o        Ct is the middle target value; it is established on the Effective Date and is not changed for the life of the guarantee
o        Cu is the upper target value; it is established on the Effective Date and is not changed for the life of the guarantee

For both the Base Guarantee and Step-Up Guarantee, if any,
o        Gi is the Base Guarantee Amount or the current Step-Up Guarantee Amount, respectively.

o        Ni is the number of days until the end of the Base Guarantee Period or current Step-Up Guarantee Period, respectively.
o        di is the discount rate associated with the number of days until the end of the Base Guarantee Period or the current

         Step-Up Guarantee Period, respectively.  The discount rate is determined by taking the greater of the Benchmark Index Interest
         Rate less the Discount Rate Adjustment, and the Discount Rate Minimum.  The applicable term that determines the Benchmark
         Index Interest Rate is the same as the number of days remaining until the end of the applicable Guarantee Period.  If no
         Benchmark Index Interest Rate is available for such term, the nearest available term will be used.  The Discount Rate Minimum is determined based on the number of months since the Effective Date.

The formula, which is set on the Effective Date and is not changed while this Rider is in effect, determines, on each Valuation
Day, when a transfer is required:

The formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the guarantee amount at the end of the Base Guarantee Period or Step-Up Guarantee Period.  We call the greatest of these values the "current liability (L)."

         L = MAX (Li), where Li = Gi / (1 + di)(Ni/365).

Next the formula calculates the following formula ratio (r):

         r = (L - B) / V.

SCH-GRO(1/08)                                        9
                                              [GUARANTEED RETURN OPTION PLUS] BENEFIT
                                                  SCHEDULE SUPPLEMENT (CONTINUED)

                                              TRANSFER CALCULATION FORMULA (Continued)

The formula will transfer assets out of the Transfer Account if r < Cl and B > 0.

If the formula ratio exceeds an upper target value, then all or a portion of the Account Value will be transferred to the bond fund Sub-account associated with the current liability.  If, at the time we make a transfer to the bond fund Sub-account associated with the current liability, there is Account Value allocated to a bond fund Sub-account not associated with the current liability, we will transfer all assets from that bond fund Sub-account to the bond fund Sub-account associated with the current liability.

         The formula will transfer assets into the Transfer Account if r > Cu.

         The transfer amount is calculated by the following formula:
                  T = {Min (V, [L - B - V * Ct] / (1 - Ct))}

If the formula ratio is less than a lower target value and there are assets in the Transfer Account, then the formula will transfer assets out of the Transfer Account and into the elected Sub-accounts.

         The transfer amount is calculated by the following formula:
                  T = {Min (B, - [L - B- V * Ct] / (1 - Ct))}

If, following a transfer to the elected Sub-accounts, there are assets remaining in a bond fund Sub-account not associated with the current liability, we will transfer all assets from that bond fund Sub-account to the bond fund Sub-account associated with the current liability.]

                                            [AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                                  (A Prudential Financial Company)
                                                 ONE CORPORATE DRIVE, P.O. BOX 883
                                                    SHELTON, CONNECTICUT 06484]

                                              [GUARANTEED RETURN OPTION PLUS] BENEFIT
                                                        SCHEDULE SUPPLEMENT

ANNUITY NUMBER:  [001-00001]

EFFECTIVE DATE:  [Issue Date of the Annuity]

DURATION OF A BASE GUARANTEE PERIOD: [7 years]

DURATION OF A STEP-UP GUARANTEE PERIOD:  [7 years]

AUTOMATIC STEP-UP PERCENTAGE:  [7.0%]

DOLLAR-FOR-DOLLAR PERCENTAGE:  [5.0%]

CHARGE FOR THE RIDER:  [The daily equivalent of an annual rate of [0.25%] applied to the elected Sub-accounts and the Transfer
Account]

TRANSFER ACCOUNT:  [AST Investment Grade Bond Portfolio, which consists of one or more Sub-accounts, each investing in a different bond fund.]  If this portfolio is discontinued, we will substitute a successor portfolio, if there is one.  Otherwise, we will substitute a comparable portfolio.  We will obtain any required regulatory approvals prior to substitution of the portfolio.

BENCHMARK INDEX:  [Lehman Brothers Fixed Term Zero Coupon Swap Index].  If this Benchmark Index is discontinued, we will substitute a successor benchmark index, if there is one.  Otherwise, we will substitute a comparable benchmark index.  We will obtain any required regulatory approvals prior to substitution of the benchmark index.

BENCHMARK INDEX INTEREST RATE:  [The interest rate that is set with reference to the Benchmark Index]

DISCOUNT RATE ADJUSTMENT:  [2.5%]

DISCOUNT RATE MINIMUM:[

-------------------------------------------------------------------------------------------------
   Month        Minimum              Month       Minimum              Month          Minimum
     1           3.00%                 9          2.33%                 17            1.67%
     2           2.92%                10          2.25%                 18            1.58%
     3           2.83%                11          2.17%                 19            1.50%
     4           2.75%                12          2.08%                 20            1.42%
     5           2.67%                13          2.00%                 21            1.33%
     6           2.58%                14          1.92%                 22            1.25%
     7           2.50%                15          1.83%                 23            1.17%
     8           2.42%                16          1.75%                 24            1.08%
                                                                       25+            1.00%
-------------------------------------------------------------------------------------------------
]

SCH-GRO(1/08)                                       11
                                              [GUARANTEED RETURN OPTION PLUS] BENEFIT
                                                  SCHEDULE SUPPLEMENT (CONTINUED)

                                                    TRANSFER CALCULATION FORMULA

The following are the Terms and Definitions referenced in the Transfer Calculation Formula:
o        AV is the current Account Value of the Annuity
o        V is the current Account Value of the elected Sub-accounts of the Annuity
o        B is the total current value of the Transfer Account
o        Cl is the lower target value; it is established on the Effective Date and is not changed for the life of the guarantee
o        Ct is the middle target value; it is established on the Effective Date and is not changed for the life of the guarantee
o        Cu is the upper target value; it is established on the Effective Date and is not changed for the life of the guarantee

For both the Base Guarantee and Step-Up Guarantee, if any,
o        Gi is the Base Guarantee Amount or the current Step-Up Guarantee Amount, respectively.
o        Ni is the number of days until the end of the Base Guarantee Period or current Step-Up Guarantee Period, respectively.
o        di is the discount rate associated with the number of days until the end of the Base Guarantee Period or the current
         Step-Up Guarantee Period, respectively.  The discount rate is determined by taking the greater of the Benchmark Index Interest
         Rate less the Discount Rate Adjustment, and the Discount Rate Minimum.  The applicable term that determines the Benchmark
         Index Interest Rate is the same as the number of days remaining until the end of the applicable Guarantee Period.  If no
         Benchmark Index Interest Rate is available for such term, the nearest available term will be used.  The Discount Rate Minimum is determined based on the number of months since the Effective Date.

The formula, which is set on the Effective Date and is not changed while this Rider is in effect, determines, on each Valuation
Day, when a transfer is required:

The formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the guarantee amount at the end of the Base Guarantee Period or Step-Up Guarantee Period.  We call the greatest of these values the "current liability (L)."

         L = MAX (Li), where Li = Gi / (1 + di)(Ni/365).

Next the formula calculates the following formula ratio (r):

         r = (L - B) / V.

                                              [GUARANTEED RETURN OPTION PLUS] BENEFIT
                                                  SCHEDULE SUPPLEMENT (CONTINUED)

                                              TRANSFER CALCULATION FORMULA (Continued)

The formula will transfer assets out of the Transfer Account if r < Cl and B > 0.

If the formula ratio exceeds an upper target value, then all or a portion of the Account Value will be transferred to the bond fund Sub-account associated with the current liability.  If, at the time we make a transfer to the bond fund Sub-account associated with the current liability, there is Account Value allocated to a bond fund Sub-account not associated with the current liability, we will transfer all assets from that bond fund Sub-account to the bond fund Sub-account associated with the current liability.

         The formula will transfer assets into the Transfer Account if r > Cu.

         The transfer amount is calculated by the following formula:
                  T = {Min (V, [L - B - V * Ct] / (1 - Ct))}

If the formula ratio is less than a lower target value and there are assets in the Transfer Account, then the formula will transfer assets out of the Transfer Account and into the elected Sub-accounts.

         The transfer amount is calculated by the following formula:
                  T = {Min (B, - [L - B- V * Ct] / (1 - Ct))}

If, following a transfer to the elected Sub-accounts, there are assets remaining in a bond fund Sub-account not associated with the current liability, we will transfer all assets from that bond fund Sub-account to the bond fund Sub-account associated with the current liability.